As filed with the Securities and Exchange Commission on April 13, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-11092

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-11388

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-93127

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-12516

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-12864

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-14016

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-98075

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-107271

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-121813

UNDER THE SECURITIES ACT OF 1933

ALCATEL LUCENT

(Exact name of Registrant as specified in its Charter)

Republic of France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

148/152 Route de la Reine

92100

Boulogne-Billancourt —

France

(Address of principal executive offices, including zip code)

Alcatel USA, Inc. 1999 Stock Plan;

Genesys Telecommunications Laboratories, Inc. 1997 Stock Incentive Plan;

Options Granted Pursuant to Compensation Agreements;

Plato Software Corporation 1998 Share Option Plan;

Next Age Technologies, Inc. 1998 Equity Incentive Plan;

Forte Advanced Management Software, Inc. 1996 Stock Plan;

Kymata Limited 2000 US Share Option Sub-Plan (Amended);

Kymata Limited 2000 US Share Option Sub-Plan;

Telera, Inc. 1998 Stock Option Plan;

TiMetra Inc. 2000 Stock Plan; and

Spatial Communications Technologies, Inc. 2001 Stock Plan.

(Full title of the Plan)

Alcatel-Lucent USA Inc.

Attn: Barbara Larsen

600 Mountain Avenue

Murray Hill, NJ 07974

(Name and address of agent for service)

(908) 582-8500

(Telephone number, including area code, of agent for service)

Copies to:

Lauren K. Boglivi, Esq.

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036-8299

(212) 969-3000

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

The Registrant is filing these Post-Effective Amendments to the following Registration Statements on Form S-8 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”):

Registration No. 333-11092, filed with the SEC on November 4, 1999, related to Alcatel USA, Inc. 1999 Stock Plan;

Registration No. 333-11388 and Registration No. 333-93127, each filed with the SEC on January 24, 2000, related to (i) Genesys Telecommunications Laboratories, Inc. 1997 Stock Incentive Plan; (ii) Options Granted Pursuant to Compensation Agreements; (iii) Plato Software Corporation 1998 Share Option Plan; (iv) Next Age Technologies, Inc. 1998 Equity Incentive Plan; and (v) Forte Advanced Management Software, Inc. 1996 Stock Plan

Registration No. 333-12516, filed with the SEC on September 12, 2000, related to Alcatel USA, Inc. 1999 Stock Plan;

Registration No. 333-12864, filed with the SEC on November 15, 2000, related to Alcatel USA, Inc. 1999 Stock Plan;

Registration No. 333-14016, filed with the SEC on October 17, 2001, related to Kymata Limited 2000 US Share Option Sub-Plan (Amended) and Kymata Limited 2000 US Share Option Sub-Plan;

Registration No. 333-98075, filed with the SEC on August 14, 2002, related to: Telera, Inc. 1998 Stock Option Plan;

Registration No. 333-107271, filed with the SEC on July 23, 2003, related to TiMetra Inc. 2000 Stock Plan; and

Registration No. 333-121813, filed with the SEC on January 3, 2005, related to Spatial Communications Technologies, Inc. 2001 Stock Plan.

In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that have not been sold at the termination of the offering, the Registrant hereby amends the Registration Statements to deregister any remaining securities registered and unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to the Registration Statements, and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on April 13, 2016.

ALCATEL LUCENT

By:	/s/ Olivier Durand
Olivier Durand Chief Financial Officer